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                                                                    EXHIBIT 20.1

                         FNBC Credit Card Master Trust
                       Excess Spread Analysis - May 2001


        --------------------------------------------------------------
        Series                                                  1997-1
        Deal Size                                              $300 MM
        Expected Maturity                                     08/15/02
        --------------------------------------------------------------

        Yield                                                   18.31%
        Less:   Coupon                                           6.08%
                Servicing Fee                                    1.50%
                Gross Credit Losses                              5.38%
        Excess Spread:
                May-01                                           5.35%
                April-01                                         5.90%
                March-01                                         6.80%
        Three month Average Excess Spread                        6.02%

        Delinquencies:
                30 to 59 Days                                    1.30%
                60 to 89 Days                                    0.77%
                90 + Days                                        1.28%
                Total                                            3.35%

        Payment  Rate:                                          13.10%